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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into effective as of May 1, 1996 by and between O. I. Corporation, an Oklahoma corporation ("Company"), and William W. Botts ("Employee").

         WHEREAS, the Company employs Employee and desires to continue such employment relationship and Employee desires to continue such employment;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Employment. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions set forth in this Agreement.

         2. Term of Employment. Subject to the provisions for earlier termination provided in the Agreement, the term of this Agreement ("Term") shall commence on the effective date of this Agreement as stated above and shall terminate on December 31, 1998; provided, however, commencing on January 1, 1997 and on each January 1 thereafter, the Term shall automatically be extended one additional year unless, not later than September 30 of the preceding year, the Board of Directors of the Company ("Board") shall give written notice to Employee that the Term shall cease to be so extended. In no event, however, shall the Term extend beyond the end of the calendar month in which Employee's 65th birthday occurs.

         3. Employee's Duties. During the Term, Employee shall serve as the President and Chief Executive Officer of the Company, with such customary duties and
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responsibilities as may from time to time be assigned to him by the Board, provided that such duties are at all times consistent with the duties of such position.

         Employee agrees to devote his full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the duties and responsibilities assigned to Employee hereunder, to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities and shall not, either directly or indirectly, enter into any business or employment with or for any person, firm, association or corporation other than with the Company during the Term; provided however, that Employee shall not be prohibited form making financial investments in any other company or business or from serving on the board of directors of any other company. Employee shall at all times observe and comply with all lawful directions and instructions of the Board.

         4. Base Compensation. For services rendered by Employee under this Agreement, the Company shall pay to Employee a base salary ("Base Compensation") of $123,250 per annum payable in accordance with the Company's customary payroll practice for its executive officers. The amount of Base Compensation shall be reviewed by the Board on an annual basis as of the close of each fiscal year of the Company and may be increased as the Board may deem appropriate. Employee's Base Compensation, as increased from time to time, may not thereafter be decreased unless agreed to by Employee.

         5. Additional Benefits. In addition to the Base Compensation provided for in Section 4 herein, Employee shall be entitled to the following:

         (a) Expenses. The Company shall, in accordance with any rules and policies that it may establish from time to time for executive officers, reimburse Employee for


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    business expenses reasonably incurred in the performance of his duties. It is understood that Employee is authorized to incur reasonable business expenses for promoting the business of the Company, including reasonable expenditures for travel, lodging, meals and client or business associate entertainment. Requests for reimbursement for such expense must be accompanied by appropriate documentation.

         (b) Life Insurance.

                  (i) The Company has purchased and will maintain, for the duration of this Agreement, an insurance policy in the amount of $750,000 on the life of Employee. Employee will own and benefit from such insurance, and the Company will have no interest whatsoever in such policy (unless otherwise mutually determined by Employee and the Board).

                  (ii) The Company may, in its discretion, apply for and procure as owner and for its own benefit, insurance on the life of Employee, in such amounts and in such form or forms as the Company may choose. Employee shall have no interest whatsoever in any such policy or policies (unless otherwise determined by the Board), but he shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance.

         (c) Automobile Allowance. Employee shall be entitled to the use of an automobile provided by the Company, or alternatively, at Employee's discretion, to receive monthly an automobile allowance payable on the first of each month during the


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    Term, which will fully reimburse Employee for the cost of leasing or purchasing of an automobile for Employee's business use. The Company shall apply for and procure for Employee's benefit, insurance on the automobile, in such amounts and in such form or forms as the Company may choose. The Company shall reimburse Employee for gasoline expenditures related to business use, repairs and other maintenance expenses incurred, provided the requests for reimbursement are accompanied by appropriate documentation.

         (d) General Benefits. Employee shall be entitled to receive all fringe benefits customarily offered by the Company to its executive officers, including without limitation participation in any incentive plans offered to key employees, the various employee benefit plans or programs provided to the employees of the Company in general, subject to the eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or perquisites as may be approved by the Board during the Term of this Agreement. Nothing in this paragraph shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described in this Section 5, provided the change similarly affects all executives of the Company similarly situated.

         6. Confidential Information. During the Term, Employee will have access to and become familiar with confidential information, secrets and proprietary information concerning the business and affairs of the Company. As to such confidential information, Employee agrees as follows:


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         (a) During the term and thereafter, Employee will not, either directly or indirectly, disclose to any third party without the written permission of the Company, nor use in any way, except as required in the course of his employment with the Company or as required by law, any confidential information, secret or proprietary information of the Company.

         (b) Upon termination of Employee's employment, for whatever reason, Employee shall surrender to the Company any documents, manuals, correspondence, reports, records and similar items then or thereafter coming into the possession of Employee which contain any confidential, secret or proprietary information of the Company.

         7. Termination. This Agreement may be terminated prior to end of its Term as set forth below:

         (a) Resignation (other than for Good Reason). Employee may resign, including by reason of retirement, his position at any time. In the event of such resignation, except in the case of resignation for Good Reason (as defined below), this Agreement shall terminate and Employee shall not be entitled to further compensation pursuant to this Agreement other than the payment of any unpaid Base Compensation accrued hereunder at the date of Employee's resignation.

         (b) Death. If Employee's employment is terminated due to his death, this Agreement shall terminate and the Company shall have no obligations to Employee or his legal representatives with respect to this Agreement other than the payment of any unpaid Base Compensation accrued hereunder at the date of Employee's death.



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         (c) Discharge.

                  (i) The Company may terminate Employee's employment for any reason deemed sufficient by the Company upon no less than 10 business days advance notice given as provided in Section 9. However, in the event that Employee's employment is terminated during the Term by the Company for any reason other than his Misconduct or Disability (both as defined below), then: (A) for the period of the Term then remaining (the "Remaining Term") the Company shall (i) continue to pay Employee, at the regular payroll periods, Employee's Base Compensation as in effect immediately prior to the Notice of Termination, plus an amount equal to the Company's maximum contribution it would have made on behalf of Employee to the Company's qualified 401(k) plan assuming Employee had continued his active participation in such plan at the maximum participant contribution level permitted under such Plan, and
         (ii) the Company, at its cost, shall provide or arrange to provide Employee (and Employee's eligible dependents) with life, disability, accident and group health insurance benefits substantially similar to those which Employee (and Employee's dependents) were receiving immediately prior to the Notice of Termination; however, the welfare benefits otherwise receivable by Employee pursuant to this clause (ii) shall be reduced to the extent comparable welfare benefits are actually received by Employee (and/or Employee's dependents) during such period under any other employer's welfare plan(s) or program(s), and any such welfare benefits actually received shall be reported to the Company by Employee; however, in no event


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         shall Employee's COBRA continuation period begin prior to the end of the Remaining Term, and (B) if Employee is being provided a Company automobile at the date of termination, the Company shall transfer title of such automobile to Employee, free of any liens thereon.

                  (ii) Notwithstanding the foregoing provisions of this Section 7, in the event Employee is terminated because of Misconduct, the Company shall have no obligations pursuant to this Agreement after the Date of Termination. As used herein, "Misconduct" means (a) the willful and continued failure by Employee to substantially perform his duties with the Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial performance is delivered to Employee by the Board, which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties, or (b) the willful engaging by Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise (other than such conduct resulting from Employee's incapacity due to physical or mental illness or any such actual or anticipated conduct after the issuance of a Notice of Termination by Employee for Good Reason), after a written demand for substantial change in conduct is delivered to Employee by the Board which demand specifically identifies the manner in which the Board believes that employee has engaged in injurious conduct. For purposes hereof, no act, or


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         failure to act, on Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Misconduct unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable advance written notice to Employee of not less than 10 business days and an opportunity for Employee, together with Employee's counsel, to be heard before the Board before the Board votes on such matter), finding that in the good faith opinion of the Board Employees were guilty of conduct set forth above and specifying the particulars thereof in detail.


         (d) Disability. If Employee shall have been absent from the full-time performance of Employee's duties with the Company for six consecutive months as a result of Employee's incapacity due to physical or mental illness, as determined by Employee's physician, and within 30 days after written Notice of Termination is given by the Company Employees shall not have returned to the full-time performance of Employee's duties, Employee's employment may be terminated by the Company for "Disability" and Employee shall not be entitled to further compensation pursuant to this Agreement.


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         (e) Resignation for Good Reason. Employee shall be entitled to terminate his employment for Good Reason as defined herein. If Employee terminates his employment for Good Reason he shall be entitled to the compensation and benefits provided in Paragraph 7(c)(i) hereof. "Good Reason" shall mean the occurrence of any of the following circumstances without Employee's express written consent unless such breach or circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                    (i) the assignment to Employee of any duties inconsistent with, or a material adverse change in the functions, duties or responsibilities of the office of President and Chief Executive Officer of the Company;

                   (ii) the failure by the Company to pay to Employee any portion of Employee's compensation within seven days of the date such compensation is due;

                  (iii) on or following a Corporate Change, the failure by the Company to continue in effect any compensation or employee benefit plan in which Employee participates that is material to Employee's total compensation unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at such time;


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                    (iv) the Company shall amend, modify or repeal any provision of its Articles of Incorporation or Bylaws, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company;

                     (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 11 hereof;

                    (vi) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement, which purported termination shall not be effective for purposes of this Agreement;

                   (vii) the relocation of the Company's principle executive offices from Bryan/College Station, Texas or requiring Employee to office anywhere other than at such principal executive offices; or

                  (viii) the material breach of any of the Company's material obligations under this Agreement.

         Employee's right to terminate his employment pursuant to this subsection shall not be affected by his incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or constitute a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

         A "Corporate Change" shall occur if (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the


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Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the 1934 Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 30% of the outstanding shares of common stock of the Company,
(iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election the members of the Board as of the date of this Agreement shall cease to constitute a majority of the Board.

         (f) Notice of Termination. Any purported termination of Employee's employment by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which, if by the Company and is for Misconduct or Disability, shall set forth in reasonable detail the reason for such termination of Employee's employment, or in the case of resignation by Employee for Good Reason, said notice must specify in reasonable detail the basis for such resignation. A Notice of Termination given by Employee pursuant to Section 7(e)(3) shall be effective even if given after the receipt by Employee of notice that the Board has set a meeting to consider terminating Employee for Misconduct. No purported termination which is not effected pursuant to this Section 7(f) shall be effective.

         (g) Date of Termination, Etc. "Date of Termination" shall mean the date specified in the Notice of Termination. Either party may, within 15 days after any Notice of Termination is given, provide notice to the other party pursuant to Section 9 hereof that a dispute exists concerning the termination. Notwithstanding the pendency of any such dispute,



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the Company will continue to pay Employee his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue Employee as a participant in all compensation, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved, but in no event past the expiration date of this Agreement.

(h) No Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer, by offset against any amount claimed to be owing by Employee to the Company, or otherwise, except that any severance amounts payable to Employee pursuant to the Company's severance plan or policy for employees in general shall reduce the amount otherwise payable pursuant to Section 7(c)(i).

7. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with the Company or any of its affiliated companies.

8. Assignability. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder,


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either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company.

         9. Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company at its principal office address, directed to the attention of the Board with a copy to the Secretary of the Company at Employee's residence address on the records of the Company or to such other address as either party may have furnished to the other in writing in accordance herewith except that notice of change of address shall be effective only upon receipt.

         10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11. Successors; Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his


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    employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 11 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

         (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate

         12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties agreement; no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. THE



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VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL
BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Arbitration. Employee shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Houston, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         15. Prior Agreement. This Agreement shall supersede and replace that Employment Agreement between the Company and Employee dated as of May 17, 1988.


         IN WITNESS WHEREOF, the parties have executed this Agreement on _______________ 1996, effective for all purposes as provided above.

                                O. I. Corporation

                                By:     /s/ J. Lester Heath
                                        --------------------------------------
                                Name:   J. Lester Heath
                                Title:  Chairman of the Compensation Committee


                                EMPLOYEE

                                        /s/ W. W. Botts
                                        --------------------------------------
                                        William W. Botts



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